Exhibit 99.1

The Glimpse Group Closes Acquisition of Sector 5 Digital

Accretive Acquisition Expected to Approximately Double Glimpse’s Annual Revenues

NEW YORK, NY, February 1, 2022 – The Glimpse Group, Inc. (“Glimpse”) (NASDAQ:VRAR, FSE: 9DR), a diversified Virtual Reality (“VR”) and Augmented Reality (“AR”) platform company providing enterprise-focused VR and AR software and services solutions, today announced the closing of its acquisition of Sector 5 Digital (“S5D”), a leading immersive technology company.

S5D (www.sector5digital.com) is an award-winning, enterprise focused, immersive technology company that combines brilliant storytelling with emerging technologies for industry leading organizations. It helps companies transform their brands by creating innovative digital content for marketing, communications, sales, entertainment, virtual events, training and simulation. Key customers include: American Airlines, BAE Systems, Bell Flight, Ecolab, Galderma, Halliburton, Recaro, Textron Systems and others. S5D has approximately 25 employees, was founded in 2014 and is based in Fort Worth, Texas.

Link to Video: https://vimeo.com/670398411

Lyron Bentovim, President & CEO of Glimpse commented, “The successful completion of our largest acquisition to date, essentially doubling our revenues, accretive to earnings and in a structure that is well aligned with our shareholders’ interests, marks yet another key milestone for Glimpse on our path to becoming the premier VR/AR software and services company.”

“By bringing Sector 5 Digital into the Glimpse family, we not only strengthen our financial and operational foundations, but also significantly improve our ability to scale and create synergies. The acquisition adds hard to come by immersive technology talent including developers, engineers and 3D artists, first tier customers and a high caliber industry executive, Jeff Meisner, who in addition to continuing as S5D’s General Manager will also serve as Glimpse’s Chief Revenue Officer and join our Board of Directors. Together, we are well positioned to propel Glimpse forward as an emerging leader in the immersive technology and metaverse landscape.”

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR, FSE: 9DR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

About Sector 5 Digital

Sector 5 Digital helps companies transform their brands by creating brilliant digital content for marketing, communications, sales, entertainment, visualization and simulation. The company has an in-house studio developing immersive experiences through Virtual Reality (VR), Augmented Reality (AR), 3D modeling and animation, film & video production, interactive game technology, and a lot more. For more information on Sector 5 Digital, please visit www.sector5digital.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Glimpse Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

917-292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us